EXHIBIT 11.1



                              SUNTRUST BANKS, INC.
                 Statement re: Computation of Per Share Earnings
                      (In thousands, except per share data)




                                                                  Year Ended December 31
                                      -------------------------------------------------------------------------------
                                         1998          1997          1996          1995         1994         1993
                                      -----------   -----------   -----------   -----------  -----------   ----------

BASIC
Net income                              $971,017      $975,923      $858,950      $802,761     $752,278     $652,764
                                      -----------   -----------   -----------   -----------  -----------   ----------
Average basic common shares              314,908       316,436       326,502       333,212      335,124      340,179
                                      -----------   -----------   -----------   -----------  -----------   ----------
Earnings per common share - basic          $3.08         $3.08         $2.63         $2.41        $2.24        $1.92
                                      ===========   ===========   ===========   ===========  ===========   ==========


DILUTED
Net income                              $971,017      $975,923      $858,950      $802,761     $752,278     $652,764
                                      -----------   -----------   -----------   -----------  -----------   ----------
Average common shares outstanding        314,908       316,436       326,502       333,212      335,124      340,179
Incremental shares outstanding (1)         4,803         4,496         4,540         4,267        4,131        4,029
                                      -----------   -----------   -----------   -----------  -----------   ----------
Average diluted common shares            319,711       320,932       331,042       337,479      339,255      344,208
                                      -----------   -----------   -----------   -----------  -----------   ----------

Earnings per common share - diluted        $3.04         $3.04         $2.59         $2.38        $2.22        $1.90
                                      ===========   ===========   ===========   ===========  ===========   ==========




(1) Includes the incremental effect of stock options and restricted stock outstanding computed under the treasury stock method.